Exhibit 3.4


                     ASSIGNMENT OF GENERAL PARTNER INTEREST
                      AND AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      WORLD OMNI LEASE SECURITIZATION L.P.

                  This Assignment of General Partner Interest and Amendment to the Amended and Restated Limited Partnership Agreement of World Omni Lease Securitization L.P., dated as of September 23, 1998 (this "Assignment and Amendment Agreement"), is entered into by and among World Omni Lease Securitization, Inc., a Delaware corporation, as the initial general partner of the Partnership (as defined below) (the "Initial General Partner"), World Omni Lease Securitization LLC, a Delaware limited liability company, as the new general partner of the Partnership (the "New General Partner") and World Omni Financial Corp., a Florida corporation, as the sole limited partner of the Partnership (the "Limited Partner").

                              W I T N E S S E T H :

                  WHEREAS, World Omni Lease Securitization L.P., (the "Partnership") has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. ss.17-101, et seq.) (the "Act") pursuant to a Certificate of Limited Partnership of the Partnership, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 9, 1994 (the "Certificate"), and a Limited Partnership Agreement of the Partnership, dated as of June 9, 1994, as such agreement was amended and restated on July 1, 1994, by the Amended and Restated Limited Partnership Agreement of the Partnership (as amended and restated, the "Agreement");

                  WHEREAS, the Initial General Partner is the sole general partner of the Partnership and the Limited Partner is the sole limited partner of the Partnership;

                  WHEREAS, the Initial General Partner and the Limited Partner desire to take certain actions required under the Agreement to permit the merger of the Initial General Partner with and into the New General Partner (the "Merger"), and to effect the admission of the New General Partner as a successor general partner of the Partnership, which shall be deemed to occur contemporaneous with the effectiveness of the Merger;

                  WHEREAS, the New General Partner desires to be admitted to the Partnership as a successor general partner of the Partnership, immediately before the effectiveness of the Merger;


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                  WHEREAS, immediately after the effectiveness of the Merger, the New General Partner desires to Transfer a portion of its Partnership Interest to the Limited Partner such that, following the Transfer, the New General Partner shall have a .1% interest in the Partnership and the Limited Partner shall have a 99.9% interest in the Partnership;

                  WHEREAS, contemporaneous with the effectiveness of the Merger, the Partnership will no longer be considered an entity classified as a partnership for federal income tax purposes; and

                  WHEREAS, the undersigned, being all of the partners of the Partnership, to accomplish the foregoing, desire to amend the Agreement in the manner set forth herein.

                  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Agreement.

                  NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

                  1. Assignment. Notwithstanding any provision in the Agreement to the contrary, the Initial General Partner acknowledges that (i) the merger agreement dated as of the date hereof between the Initial General Partner and the New General Partner, (ii) the Certificate of Merger of the Initial General Partner with and into the New General Partner as filed with the Secretary of State on the date hereof, and (iii) this Assignment and Amendment Agreement, have been received by it and together constitute written instruments in form acceptable to it evidencing the Transfer of the Initial General Partner's Partnership Interest to the New General Partner, as required by clause (i) of
Section 8.02(a) of the Agreement. The parties acknowledge that all approvals have been obtained for the Transfer of the Initial General Partner's Partnership Interest to the New General Partner as would be required under each Securitized Financing for the amendment of documents and agreements with respect thereto, as required by clause (ii) of Section 8.02(a) of the Agreement.

                  2. Admission. Notwithstanding any provision in the Agreement to the contrary, the New General Partner is hereby admitted to the Partnership as a general partner of the Partnership. The admission shall be effective contemporaneous with the Merger and upon the filing of an amendment to the Certificate (in the form attached as Exhibit A hereto) in the office of the Secretary of State which reflects the fact that the New General Partner is a general partner of the Partnership, and shall occur, and for all purposes shall be deemed to have occurred, contemporaneous with the Merger.


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                  3. Withdrawal. Notwithstanding any provision in the Agreement to the contrary, the Initial General Partner hereby withdraws from the Partnership as a general partner of the Partnership. The withdrawal shall be effective upon the Merger and upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that the Initial General Partner is no longer a general partner of the Partnership and shall occur, and for all purposes shall be deemed to have occurred, contemporaneous with the admission of the New General Partner to the Partnership as a general partner of the Partnership.

                  4. Continuation. The parties hereto agree that following the withdrawal of the Initial General Partner from the Partnership as a general partner of the Partnership, the New General Partner is authorized to and hereby agrees to continue the business of the Partnership without dissolution. In addition, all references to the "General Partner" in the Agreement shall be deemed to refer to the New General Partner, all references to the issued and outstanding shares of common stock of the Initial General Partner shall be deemed instead to refer to the aggregate membership interests in the New General Partner and all references to the General Partner being a corporation shall be deemed instead to refer to a limited liability company and any other term or provision in the Agreement that is inconsistent with the foregoing is hereby deemed to be modified accordingly.

                  5. Amendment Regarding Tax Provisions. The parties hereby amend the Agreement to delete all of Article Six, Financial Allocations and Distributions, except for Sections 6.02, 6.07 and 6.08, which are hereby renumbered to be Sections 6.01, 6.02 and 6.03, respectively. The parties acknowledge that all approvals have been obtained for this amendment as would be required under each Securitized Financing for the amendment of documents and agreements with respect thereto, as required by clause (ii) of Section 8.02(a) of the Agreement.

                  6. Transfer of Partnership Interest. Notwithstanding anything to the contrary contained in the Agreement, the New General Partner and the Limited Partner hereby agree that the Partnership Interest of the New General Partner shall for all purposes, be .1% and the Partnership Interest of the Limited Partner shall for all purposes be 99.9% and that the New General Partner and the Limited Partner hereby consent to such Transfer of the New General Partner's Partnership Interest to the Limited Partner as is necessary to accomplish the foregoing and hereby consent to the amendment of all relevant provisions of the Agreement so as to reflect the foregoing.

                  7. Waiver. The Initial General Partner and the Limited Partner waive the provisions of Section 8.01 of the Agreement that prohibit any of the foregoing, and acknowledge that such waiver has been approved by each of them and has been approved as required under each Securitized Financing with regards to amendment of documents and agreements with respect thereto, as required by
Section 10.10 of the Agreement.


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                  8. Books and Records. The general partner of the Partnership shall take all actions necessary under the Act and the Agreement, including causing the amendment of the Agreement, to evidence the withdrawal of Initial General Partner from the Partnership as a general partner of the Partnership and the admission of the New General Partner to the Partnership as a general partner of the Partnership.

                  9. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

                  10. Binding Effect. This Assignment and Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

                  11. Execution in Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  12. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

                  13. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Assignment and Amendment Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Assignment and Amendment Agreement and shall in no way affect the validity or enforceability of other provisions of this Assignment and Amendment Agreement. To the extent permitted at law, the parties hereto waive any provision of law that renders any provision of this Assignment and Amendment Agreement invalid or unenforceable in any respect.

                  14. Governing Law. This Assignment and Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Assignment and Amendment Agreement to be duly executed as of the day and year first above written.

                              WORLD OMNI LEASE SECURITIZATION LLC,
                              as General Partner


                              By: /s/ Patrick C. Ossenbeck
                                  ----------------------------
                                  Patrick C. Ossenbeck
                                  Assistant Treasurer

                              WORLD OMNI FINANCIAL CORP., as
                              Limited Partner



                              By: /s/ Patrick C. Ossenbeck
                                  ----------------------------
                                  Patrick C. Ossenbeck
                                  Assistant Treasurer


                              WORLD OMNI LEASE SECURITIZATION, Inc. as
                              Withdrawing General Partner



                              By: /s/ Patrick C. Ossenbeck
                                  ----------------------------
                                  Patrick C. Ossenbeck
                                  Assistant Treasurer


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